Exhibit 7.1

INDENTURE

Between

GLASS HOUSE BRANDS INC.

and

[__________________________],

as Trustee

Dated as of [____________], 2026

Debt Securities

* * *

Cross Reference Table*

Section of Trust Indenture Act of 1939, as amended	Section of Indenture
310(a)	8.09
310(b)	8.08 and 8.10
311(a) and (b)	8.13
311(c)	Not applicable
312(a)	6.01 and 6.02(a)
312(b)	6.02(b)
312(c)	6.02(c)
313(a)	6.04(a)
313(b)	6.04(b)
313(c)	6.04(b)
313(d)	6.04(c)
314(a)	6.03; 5.04
314(b)	Not applicable
314(c)(1) and (2)	14.06
314(c)(3)	Not applicable
314(d)	Not applicable
314(e)	14.06
315(a), (c) and (d)	8.01
315(b)	7.08
315(e)	7.09
316(a)(1)	7.01 and 7.07
316(a)(2)	Omitted
316(a) last sentence	9.04
316(b)	7.04
317(a)	7.02
317(b)	5.03(a)
318(a) and (c)	14.08

* This Cross-Reference Table does not constitute part of the Indenture and shall not have any bearing on the interpretation of any of its terms or provisions.

INDENTURE, dated as of [____________], 2026, between GLASS HOUSE BRANDS INC., a corporation duly organized and existing under the laws of the Province of British Columbia (the “Company”), and [__________________________], a [__________________________], as trustee (the “Trustee”).

RECITALS

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series as provided in this Indenture.

AND WHEREAS all acts and things necessary to make this Indenture a valid agreement according to its terms have been done and performed, and the execution of this Indenture and the issue hereunder of the Securities have in all respects been duly authorized.

NOW, THEREFORE, in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed as follows for the benefit of each other and for the equal and ratable benefit of the Holders of Securities or of a series thereof, as the case may be:

ARTICLE I
Definitions

SECTION 1.01.	Definitions of Terms.

The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01.

Affiliate:

The term “Affiliate,” with respect to any specified Person, shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise.

Agent:

The term “Agent” shall mean any Security Registrar, Paying Agent or DTC Custodian.

Authenticating Agent:

The term “Authenticating Agent” shall mean any agent of the Trustee appointed and acting pursuant to Section 8.14.

Board of Directors:

The term “Board of Directors” shall mean the board of directors of the Company or any committee of such board which is duly authorized.

Board Resolution:

The term “Board Resolution” shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or a committee thereof or other persons to whom authority has been duly delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

Business Day:

The term “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the Trustee or banking institutions in New York City, New York, United States, Toronto, Ontario, Canada or Vancouver, British Columbia, Canada are obligated or authorized by law to close.

Capital Stock:

The term “Capital Stock” shall mean, with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents, however designated and whether or not voting, of corporate stock, and all options, warrants or other rights to purchase or acquire any of the foregoing, and, with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing.

Commission:

The term “Commission” shall mean the United States Securities and Exchange Commission, as from time to time constituted, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties then assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

Company:

The term “Company” shall mean Glass House Brands Inc. until any successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

Company Order:

The term “Company Order” shall mean a written order signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its President, any Vice President, its Chief Financial Officer, its Treasurer, any Assistant Treasurer, its Controller, any Assistant Controller, its Secretary or any Assistant Secretary, and delivered to the Trustee.

Corporate Trust Office of the Trustee:

The term “Corporate Trust Office of the Trustee” shall mean the designated office of the Trustee at which, at any particular time, its corporate trust business in respect of this Indenture shall be administered, which office at the date hereof is located at [__________________________], Attention: [__________________________], or such other address as the Trustee may designate from time to time by notice to the Company.

Default:

The term “Default” shall mean any event which, with notice or lapse of time, or both, would constitute an Event of Default.

Definitive Security:

The term “Definitive Security” shall mean a certificated Security substantially in the form of Exhibit A hereto and registered in the name of the Holder thereof and issued in accordance with Section 2.01.

Depositary:

The term “Depositary,” with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, shall mean DTC, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

DTC:

The term “DTC” shall mean The Depository Trust Company, a New York corporation, and its successors.

DTC Custodian:

The term “DTC Custodian” shall mean the Trustee as custodian with respect to the Global Securities or any successor entity thereto.

Exchange Act:

The term “Exchange Act” shall mean the Securities Exchange Act of 1934 and any successor thereto, in each case as amended from time to time.

Foreign Government Obligations:

The term “Foreign Government Obligations” shall mean direct non-callable obligations of, or non-callable obligations guaranteed by, a government other than that of the United States or an agency of such a government, in each case for the payment of which obligations or guarantee the full faith and credit of such government is pledged.

GAAP:

The term “GAAP” shall mean generally accepted accounting principles in the United States of America, as in effect from time to time, or, if different and if then used by the Company for the Company’s public financial reporting purposes, generally accepted accounting principles in Canada or International Financial Reporting Standards as issued by the International Accounting Standards Board.

Global Securities:

The term “Global Securities” shall mean one or more Securities, substantially in the form of Exhibit A hereto, as appropriate, that bear the Global Securities Legend and that have the “Schedule of Exchanges of Interests in the Global Security” attached thereto, that are deposited with or on behalf of and registered in the name of the Depositary, and issued in accordance with Section 2.01 or Section 2.11.

Global Securities Legend:

The term “Global Securities Legend” shall mean the legend set forth in Section 2.11(g), which is required to be placed on all Global Securities issued under this Indenture.

Indenture:

The term “Indenture” shall mean this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

Indirect Participant:

The term “Indirect Participant” shall mean a Person who holds a beneficial interest in a Global Security through a Participant.

Interest Payment Date:

The term “Interest Payment Date,” when used with respect to any Security, shall mean the date specified in such Security as the fixed date on which an installment of interest on such Security is due and payable.

Issue Date:

The term “Issue Date” shall mean, with respect to any series of Securities, the first date on which Securities of such series are issued under this Indenture.

Maturity:

The term “Maturity,” when used with respect to any series of Securities, shall mean the date on which all or a portion of the principal of such Securities becomes due and payable as therein or herein provided, whether at the stated maturity thereof or by declaration of acceleration, call for redemption or otherwise.

Officers’ Certificate:

The term “Officers’ Certificate,” when used with respect to the Company, shall mean a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Treasurer and by the Secretary or an Assistant Secretary of the Company. Each such certificate shall include the statements provided for in Section 14.06 if and to the extent required by the provisions of such Section.

Opinion of Counsel:

The term “Opinion of Counsel” shall mean an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel who shall be reasonably satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 14.06 if and to the extent required by the provisions of such Section.

Original Issue Discount Security:

The term “Original Issue Discount Security” shall mean any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 7.01.

Outstanding:

The term “Outstanding,” when used with reference to Securities of any series, shall, subject to Section 9.04, mean, as of any particular time, all Securities of such series authenticated and delivered by the Trustee under this Indenture, except Securities theretofore canceled by the Trustee or delivered to the Company or the Trustee for cancelation; Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or any Paying Agent; Securities discharged or defeased pursuant to Article IV; and Securities in lieu of or in substitution for which other Securities have been authenticated and delivered, or which have been paid, pursuant to Section 2.06.

Participant:

The term “Participant,” with respect to the Depositary, shall mean a Person who has an account with the Depositary.

Paying Agent:

The term “Paying Agent” shall mean any Person authorized by the Company to pay the principal of or any premium or interest on the Securities of any series on behalf of the Company.

Person:

The term “Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

Place of Payment:

The term “Place of Payment” shall mean, when used with respect to the Securities of any series, the place or places where the principal of, and premium, if any, and interest, if any, on such Securities are payable as specified as contemplated by Sections 2.02(g) and 5.02.

Regular Record Date:

The term “Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series shall mean the date specified for that purpose as contemplated by Section 2.03.

Responsible Officer:

The term “Responsible Officer” or “Responsible Officers” when used with respect to the Trustee shall mean an officer of the Trustee customarily performing functions similar to those performed by corporate trust officers, and, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

Securities Act:

The term “Securities Act” shall mean the Securities Act of 1933 and any successor thereto, in each case as amended from time to time.

Security or Securities:

The terms “Security” or “Securities” shall mean any Security or Securities, as the case may be, authenticated and delivered under this Indenture.

Securityholder:

The terms “Securityholder,” “Holder of Securities,” “Holder” or other similar terms shall mean any person in whose name at the time a particular Security is registered on the Security Register.

Subsidiary:

The term “Subsidiary” shall mean any Person of which at least a majority of the outstanding Capital Stock having by the terms thereof ordinary voting power to elect a majority of the directors or similar governing body of such Person is at the time owned or controlled directly or indirectly by the Company or by one or more Subsidiaries thereof or by the Company and one or more Subsidiaries.

Trustee:

The term “Trustee” shall mean [__________________________] until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder. The term “Trustee” as used with respect to a particular series of the Securities shall mean only the Trustee with respect to that series.

Trust Indenture Act:

The term “Trust Indenture Act” shall mean the Trust Indenture Act of 1939 as in force at the date of this Indenture as originally executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

U.S. Government Obligations:

The term “U.S. Government Obligations” shall mean direct non-callable obligations of, or non-callable obligations guaranteed as to full and timely payment by, the United States or an agency thereof for the payment of which obligations or guarantee the full faith and credit of the United States is pledged.

SECTION 1.02.	Other Definitions.

Term	Defined in Section
Covenant Defeasance	4.04
Event of Default	7.01
Legal Defeasance	4.03
mandatory sinking fund payment	3.03
Notice of Default	7.01
optional sinking fund payment	3.03
Security Register	2.05
Security Registrar	2.05
sinking fund payment date	3.03

SECTION 1.03.	Incorporation by Reference of Trust Indenture Act.

This Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings: “indenture securities” means the Securities; “indenture security holder” means a Holder of a Security; “indenture to be qualified” means this Indenture; “indenture trustee” or “institutional trustee” means the Trustee; and “obligor” on the Securities means the Company and any successor obligor upon the Securities.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by the Trust Indenture Act’s reference to another statute or defined by rules and regulations of the Commission under the Trust Indenture Act have the meanings so assigned to them.

SECTION 1.04.	Rules of Construction.

(a)	a term has the meaning assigned to it;

(b)	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)	“or” is not exclusive;

(d)	words in the singular include the plural, and in the plural include the singular;

(e)	references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;

(f)	unless the context otherwise requires, any reference to an “Article,” a “Section” or a “Subsection” refers to an Article, a Section or a Subsection, as the case may be, of this Indenture; and

(g)	the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE II
Form, Issue, Execution, Registration and Exchange of Securities

SECTION 2.01.	Forms Generally; Global Securities.

The Securities of each series shall be substantially in the form of Exhibit A hereto or in such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture.

The definitive Securities shall be printed, lithographed, typewritten, mimeographed, engraved, photocopied or produced by any combination of these methods or in any other manner permitted by the rules of any securities exchange or depositary on which the Securities may be listed or deposited, all as determined by the officers executing such Securities.

Securities may be issued in the form of one or more Global Securities. If any Security of a series is issuable in global form, such Global Security may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced or increased to reflect exchanges, transfers, redemptions or issuances.

SECTION 2.02. Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series. There shall be established, in or pursuant to a Board Resolution, and set forth in an Officers’ Certificate, or established in one or more supplemental indentures, prior to the issuance of Securities of any series, the terms of such series, which may include:

(a)	the title of the Securities of such series;

(b)	any limit upon the aggregate principal amount of the Securities of such series;

(c)	the date or dates on which the principal of and premium, if any, on the Securities of such series is payable;

(d)	the rate or rates at which the Securities of such series shall bear interest, if any, and the date or dates from which such interest shall accrue;

(e)	the Interest Payment Dates and the Regular Record Dates;

(f)	the Place or Places of Payment and the offices or agencies at which notices and demands to or upon the Company in respect of the Securities may be served;

(g)	the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of such series may be redeemed, in whole or in part;

(h)	any sinking fund or analogous provisions;

(i)	the denominations in which Securities of such series shall be issuable;

(j)	the currency or currencies in which the Securities of such series shall be denominated and payable;

(k)	whether the Securities of the series are to be issuable as Global Securities, and the Depositary for such Global Securities;

(l)	any additions, modifications or deletions of Events of Default or covenants applicable to such series;

(m)	whether such Securities are convertible or exchangeable into other securities of the Company and the terms of any conversion or exchange; and

(n)	any other terms of such series not inconsistent with this Indenture.

All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.

SECTION 2.03.	Denominations, Dates, Interest Payment and Record Dates.

The Securities of each series shall be issuable in registered form without coupons and in such denominations as shall be specified as contemplated by Section 2.02. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Securities of each series shall be dated the date of their authentication, shall bear interest, if any, from such date or dates, shall be payable on such date or dates and shall have such Regular Record Dates as shall be specified as contemplated by Section 2.02.

SECTION 2.04.	Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Treasurer or any Vice President, and attested by its Secretary or an Assistant Secretary. The signatures of any such officers may be manual, facsimile or electronic signatures.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual, facsimile or electronic signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee shall authenticate and deliver such Securities in accordance with such Company Order and the provisions of this Indenture.

SECTION 2.05.	Exchange and Registration of Transfer of Securities.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee or at such other office or agency as the Company may designate a register (the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The registrar for the purpose of registering Securities and transfers of Securities as herein provided shall initially be the Trustee (the “Security Registrar”).

Upon surrender for registration of transfer of any Security of any series at the office or agency of the Company designated for that purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at such office or agency.

Every Security presented or surrendered for registration of transfer or for exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

SECTION 2.06.	Mutilated, Destroyed, Lost or Stolen Securities.

In case any Security shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may, and upon satisfaction of the requirements of this Section shall, execute, and upon its request the Trustee shall authenticate and deliver, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen.

In every case the applicant for a substituted Security shall furnish to the Company, the Trustee, any Paying Agent, Authenticating Agent or Security Registrar such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish evidence satisfactory to the Company and the Trustee of the destruction, loss or theft of such Security and of the ownership thereof.

Every substituted Security of any series issued pursuant to this Section shall constitute an additional contractual obligation of the Company and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

SECTION 2.07.	Temporary Securities.

Pending the preparation of Definitive Securities of any series, the Company may execute and the Trustee shall authenticate and deliver temporary Securities of such series. Temporary Securities shall be issuable in any authorized denomination and substantially in the form of the Definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities.

Without unreasonable delay the Company will execute and deliver to the Trustee Definitive Securities of such series, and thereupon any or all temporary Securities of such series may be surrendered in exchange therefor. Until so exchanged, temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities.

SECTION 2.08.	Cancelation of Securities Paid, etc.

All Securities surrendered for the purpose of payment, redemption, exchange or registration of transfer shall be surrendered to the Trustee for cancelation and promptly canceled by it, and no Securities shall be issued in lieu thereof except as expressly permitted by this Indenture. If the Company shall acquire any Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are canceled by the Trustee.

SECTION 2.09.	Interest Rights Preserved.

Each Security of any series delivered under this Indenture upon transfer of, in exchange for or in lieu of any other Security of such series shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security of such series, and each such Security shall be so dated that neither gain nor loss of interest shall result from such transfer, exchange or substitution.

SECTION 2.10.	Computation of Interest.

Except as otherwise specified as contemplated by Section 2.02, interest, if any, on the Securities of any series shall be computed on the basis of a 360-day year of twelve 30-day months.

For purposes of disclosure under the Interest Act (Canada), the yearly rate of interest to which interest calculated under a Security for any period in any calendar year is equivalent is the rate payable under such Security in respect of such period multiplied by a fraction, the numerator of which is the actual number of days in such calendar year and the denominator of which is the actual number of days in such period.

SECTION 2.11.	Book-Entry Provisions for Global Securities.

Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor. Except as provided in this Section, a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the

Depositary or another nominee of the Depositary, by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary, or as otherwise permitted by Section 2.05.

Owners of beneficial interests in a Global Security shall not be entitled to receive physical delivery of Definitive Securities except as provided in this Indenture or as specified with respect to the Securities of a series. Transfers of beneficial interests in Global Securities shall be effected only through the Depositary in accordance with its applicable procedures and the provisions of this Indenture.

Each Global Security shall bear a legend substantially in the form set forth in Exhibit A or such other legend as may be required by the Depositary or applicable law.

SECTION 2.12.	CUSIP and ISIN Numbers.

The Company in issuing the Securities may use CUSIP, ISIN or other similar numbers, and, if so, the Trustee shall use such numbers in notices of redemption or exchange as a convenience to Holders; provided that neither the Company nor the Trustee shall have any responsibility for any defect in the CUSIP, ISIN or other similar number that appears on any Security, notice or elsewhere.

ARTICLE III
Redemption of Securities - Sinking Fund

SECTION 3.01.	Applicability of Article.

The provisions of this Article shall be applicable to the Securities of any series that are redeemable before their Maturity or to any sinking fund for the retirement of Securities of a series, except as otherwise specified as contemplated by Section 2.02.

SECTION 3.02.	Notice of Redemption; Selection of Securities.

Notice of redemption shall be given in the manner provided in Section 14.11 not less than 10 nor more than 60 days before the redemption date, unless a shorter period is specified for the Securities of a series. Any such notice shall identify the Securities to be redeemed and shall state the redemption date, the redemption price, the Place of Payment, that Securities called for redemption must be surrendered to collect the redemption price and that interest on Securities called for redemption ceases to accrue on and after the redemption date.

If less than all of the Securities of any series are to be redeemed, the Trustee shall select the Securities or portions of Securities to be redeemed by lot, pro rata or by such other method as the Trustee deems fair and appropriate and in accordance with the procedures of the Depositary if the Securities are Global Securities.

SECTION 3.03.	Mandatory and Optional Sinking Funds.

The minimum amount of any sinking fund payment provided for by the terms of the Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount is herein referred to as an “optional sinking fund payment.” The cash amount of any sinking fund payment may be subject to reduction as provided in the terms of such series.

The Company may deliver Outstanding Securities of a series, and may apply as a credit Securities of a series that have been redeemed or otherwise acquired by the Company, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series, subject to the terms of such series and this Indenture.

SECTION 3.04.	Payment of Securities on Redemption; Deposit of Redemption Price.

On or before the redemption date specified in the notice of redemption, the Company shall deposit with the Trustee or with a Paying Agent an amount of money sufficient to redeem on the redemption date all the Securities so called for redemption at the appropriate redemption price, together with accrued interest to the redemption date, if any.

If notice of redemption has been given as provided herein, the Securities so called for redemption shall, on the redemption date, become due and payable at the redemption price, and from and after such date interest shall cease to accrue on such Securities, unless the Company defaults in payment of the redemption price.

ARTICLE IV
Satisfaction and Discharge; Defeasance

SECTION 4.01.	Satisfaction and Discharge.

This Indenture shall upon Company Order cease to be of further effect with respect to any series of Securities, except as to rights of registration of transfer and exchange, substitution of mutilated, destroyed, lost or stolen Securities, rights of Holders to receive payment of principal, premium and interest, rights, obligations and immunities of the Trustee and other surviving provisions, when either all Securities of such series previously authenticated and delivered have been delivered to the Trustee for cancelation or all such Securities not delivered to the Trustee for cancelation have become due and payable or will become due and payable within one year and the Company has irrevocably deposited with the Trustee funds sufficient to pay and discharge the entire indebtedness on such Securities.

The Company shall also deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent provided for in this Indenture relating to the satisfaction and discharge of this Indenture with respect to such series have been complied with.

SECTION 4.02.	Company’s Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Section 4.03 or Section 4.04 applied to all Outstanding Securities of any series upon compliance with the conditions set forth in Section 4.05.

SECTION 4.03.	Legal Defeasance.

Upon the Company’s exercise of the option applicable to this Section 4.03, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities of a series on the date the conditions set forth in Section 4.05 are satisfied. For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and this Indenture shall cease to be of further effect as to such Securities, except for surviving obligations as expressly provided herein.

SECTION 4.04.	Covenant Defeasance.

Upon the Company’s exercise of the option applicable to this Section 4.04, the Company shall be released from its obligations under any covenant specified with respect to the Securities of such series pursuant to Section 2.02 or any supplemental indenture, and the occurrence of any event specified as an Event of Default solely by reference to such covenants shall be deemed not to be or result in an Event of Default with respect to the Securities of such series.

SECTION 4.05.	Conditions to Legal Defeasance or Covenant Defeasance.

The conditions precedent to legal defeasance or covenant defeasance with respect to Securities of any series shall include the Company’s irrevocable deposit with the Trustee, in trust, for the benefit of the Holders of such Securities, of money, U.S. Government Obligations, Foreign Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bankers, to pay the principal of, premium, if any, and interest, if any, on such Securities on the stated due dates or redemption dates.

The Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent with respect to such defeasance have been complied with. The Opinion of Counsel shall also state that Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and defeasance and will be subject to tax in the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

SECTION 4.06.	Deposited Moneys and Securities To Be Held in Trust by Trustee.

All moneys and obligations deposited with the Trustee pursuant to this Article shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities and this Indenture, to the payment to the Holders of the principal, premium, if any, and interest, if any, for whose payment such moneys or obligations have been deposited with the Trustee.

SECTION 4.07.	Paying Agent To Repay Moneys Held.

Upon the satisfaction and discharge of this Indenture or the defeasance of Securities of any series, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be repaid to the Company or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 4.08.	Return of Unclaimed Moneys.

Any moneys deposited with or paid to the Trustee or any Paying Agent for payment of principal, premium or interest and not applied but remaining unclaimed for two years after the date upon which such principal, premium or interest became due and payable shall, subject to applicable law, be repaid to the Company upon Company Order, and the Holder of the Security shall thereafter look only to the Company for payment thereof.

SECTION 4.09.	Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or obligations in accordance with this Article by reason of any order or judgment of any court or governmental authority, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred until such time as the Trustee or Paying Agent is permitted to apply all such money or obligations in accordance with this Article.

ARTICLE V
Covenants of the Company

SECTION 5.01.	Payment of Principal, Premium and Interest.

The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay or cause to be paid the principal of, premium, if any, and interest, if any, on the Securities of that series at the place, at the respective times and in the manner provided in such Securities and this Indenture.

SECTION 5.02.	Office for Notices and Payments, etc.

So long as any Securities remain Outstanding, the Company will maintain an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company initially appoints the Corporate Trust Office of the Trustee as such office or agency.

SECTION 5.03.	Provision as to Paying Agent.

If the Company shall appoint a Paying Agent other than the Trustee, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to this Section, that it will hold all sums held by it as such agent for payment of the principal of, premium, if any, or interest, if any, on the Securities in trust for the benefit of the Holders entitled thereto and will notify the Trustee of any default by the Company in making any such payment.

If the Company acts as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest, if any, on the Securities, set aside, segregate and hold in trust for the benefit of Holders entitled thereto a sum sufficient to pay such amount until such sums shall be paid to such Holders or otherwise disposed of as herein provided.

SECTION 5.04.	Annual Statement.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers’ Certificate stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture and, if the Company shall be in default, specifying all such defaults and the nature and status thereof.

ARTICLE VI
Securityholders Lists and Reports by the Company and the Trustee

SECTION 6.01.	Securityholders Lists.

The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each Regular Record Date for each series of Securities, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of each series of Securities as of such date, unless the Trustee is acting as Security Registrar for such series.

SECTION 6.02.	Preservation of Lists.

The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of Holders contained in the most recent list furnished to it as provided in Section 6.01 and as to the names and addresses of Holders received by the Trustee in its capacity as Security Registrar.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

SECTION 6.03.	Reports by the Company.

The Company shall file with the Trustee within 15 days after it files them with the Commission copies of the annual reports and of the information, documents and other reports which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

Materials transmitted electronically by the Company to the Trustee or filed pursuant to the Commission’s EDGAR system or any successor electronic filing system shall be deemed filed with the Trustee and transmitted to Holders for purposes of this Section. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable therefrom.

SECTION 6.04.	Reports by the Trustee.

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each [March 31] following the initial issuance of Securities under this Indenture, deliver to Holders a brief report, dated as of such [March 31], which complies with such Section 313(a).

A copy of each report shall, at the time of transmission to Holders, be filed by the Trustee with each national securities exchange, if any, upon which the Securities of any series are listed and with the Commission. The Company shall notify the Trustee when any series of Securities is listed on any national securities exchange.

ARTICLE VII
Remedies of the Trustee and Securityholders on Event of Default

SECTION 7.01.	Events of Default.

Each of the following constitutes an “Event of Default” with respect to the Securities of any series:

(a)	default in the payment of any installment of interest upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

(b)	default in the payment of the principal of or premium, if any, on any Securities of such series or in the payment of any mandatory sinking fund payment as and when the same shall become due and payable;

(c)	failure on the part of the Company duly to observe or perform any other covenant or agreement contained in the Securities of such series or in this Indenture for a period of 90 days after written notice of such failure, requiring the same to be remedied and stating that such notice is a “Notice of Default” hereunder, has been given to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Securities of such series then Outstanding;

(d)	any additional Event of Default established with respect to the Securities of such series pursuant to Section 2.02;

(e)	the entry of a decree or order by a court having jurisdiction for relief in respect of the Company under Title 11 of the United States Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada), the Business Corporations Act (British Columbia) or any other applicable federal, provincial, state or other bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, trustee, custodian or similar official of the Company or of any substantial part of its property, and the continuance of such decree or order unstayed and in effect for 60 consecutive days; or

(f)	the filing by the Company of a petition or answer or consent seeking relief under any bankruptcy, insolvency or similar law, or the consent by it to the institution of proceedings thereunder, or the making by the Company of an assignment for the benefit of creditors, or the failure of the Company generally to pay its debts as such debts become due, or the taking of corporate action by the Company in furtherance of any such action.

If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding may declare the principal of all Securities of such series to be due and payable immediately. If an Event of Default specified in Section 7.01(e) or 7.01(f) occurs, the principal of and accrued interest on all Securities of such series shall become due and payable immediately without any declaration or other act.

At any time after a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment has been obtained, the Holders of a majority in aggregate principal amount of the Securities of such series then Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if all Events of Default with respect to such series, other than the nonpayment of principal that has become due solely by such declaration, have been cured or waived and all amounts due to the Trustee have been paid.

SECTION 7.02.	Payment of Securities on Default; Suit Therefor.

The Company covenants that if default is made in the payment of principal, premium or interest on any Securities when due and payable and such default continues for any applicable grace period, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium and interest, with interest on any overdue principal and, to the extent lawful, overdue installments of interest, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree.

SECTION 7.03.	Application of Moneys Collected by Trustee.

Any moneys collected by the Trustee pursuant to this Article with respect to Securities of any series shall be applied in the following order: first, to the payment of costs and expenses of collection and all amounts due the Trustee; second, to the payment of principal, premium and interest then due and unpaid upon such

Securities, ratably, without preference or priority of any kind, according to the amounts due and payable; and third, to the Company or to such party as a court of competent jurisdiction may direct.

SECTION 7.04.	Proceedings by Securityholders.

No Holder of any Security of any series shall have any right to institute any proceeding with respect to this Indenture or for the appointment of a receiver or trustee or for any other remedy unless such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to such series, the Holders of not less than 25% in aggregate principal amount of Outstanding Securities of such series have made written request to the Trustee to institute such proceeding, such Holders have offered the Trustee indemnity satisfactory to it, and the Trustee has failed to institute such proceeding within 60 days after receipt of such notice, request and offer of indemnity.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest, if any, on such Security on or after the respective due dates expressed in such Security, or to institute suit for enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such Holder.

SECTION 7.05.	Proceedings by Trustee.

If an Event of Default occurs and is continuing with respect to Securities of any series, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of such series by such appropriate judicial proceedings as the Trustee deems most effectual to protect and enforce any such rights.

SECTION 7.06.	Remedies Cumulative and Continuing.

All powers and remedies given by this Article to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the Holders, and no delay or omission to exercise any right or power shall impair any such right or power or shall be construed to be a waiver of any default.

SECTION 7.07.	Direction of Proceedings and Waiver of Defaults by Majority of Securityholders.

The Holders of a majority in aggregate principal amount of Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such series, provided that such direction shall not be in conflict with law or this Indenture, shall not involve the Trustee in personal liability and shall not be unduly prejudicial to Holders not joining therein.

The Holders of a majority in aggregate principal amount of Outstanding Securities of any series may on behalf of the Holders of all Securities of such series waive any past Default or Event of Default with respect to such series and its consequences, except a default in the payment of principal, premium or interest or in respect of a covenant or provision which under this Indenture cannot be modified without the consent of each affected Holder.

SECTION 7.08.	Notice of Default.

The Trustee shall, within 90 days after the occurrence of a Default known to a Responsible Officer of the Trustee, give to the Holders of Securities of the affected series notice of such Default as and to the extent provided by the Trust Indenture Act, unless such Default has been cured or waived; provided that the Trustee may withhold notice of any Default except a default in payment if it determines in good faith that withholding such notice is in the interest of the Holders.

SECTION 7.09.	Undertaking To Pay Costs.

All parties to this Indenture agree, and each Holder by acceptance of a Security shall be deemed to have agreed, that any court may in its discretion require, in any suit for enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant, subject to the exceptions provided in the Trust Indenture Act.

ARTICLE VIII
Concerning the Trustee

SECTION 8.01.	Duties and Responsibilities of Trustee.

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

SECTION 8.02.	Reliance on Documents, Opinions, etc.

The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Trustee may consult with counsel, and the advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

SECTION 8.03.	No Responsibility for Recitals, etc.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities.

SECTION 8.04.	Trustee, Paying Agent or Security Registrar May Own Securities.

The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

SECTION 8.05.	Money To Be Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 8.06.	Compensation and Expenses of Trustee.

The Company covenants and agrees to pay to the Trustee from time to time such compensation as the Company and the Trustee may agree in writing for all services rendered by it hereunder and to reimburse the Trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with this Indenture. The Company also agrees to indemnify the Trustee and its officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence or willful misconduct on their part arising out of or in connection with the acceptance or administration of this trust.

SECTION 8.07.	Officers’ Certificate as Evidence.

Except as otherwise specifically provided herein, whenever the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed conclusively proved and established by an Officers’ Certificate delivered to the Trustee.

SECTION 8.08.	Conflicting Interest of Trustee.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 8.09.	Eligibility of Trustee.

There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Section 310(a) of the Trust Indenture Act and shall have a combined capital and surplus of at least $50,000,000 or such other amount as may be required by the Trust Indenture Act.

SECTION 8.10.	Resignation or Removal of Trustee.

The Trustee may at any time resign with respect to the Securities of one or more series by giving written notice of such resignation to the Company. The Trustee may be removed with respect to Securities of any series at any time by act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series delivered to the Trustee and to the Company. No resignation or removal shall become effective until the acceptance of appointment by a successor Trustee in accordance with Section 8.11.

SECTION 8.11.	Acceptance by Successor Trustee.

Any successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee shall become vested with all the rights, powers, trusts and duties of the retiring Trustee.

SECTION 8.12.	Succession by Merger, etc.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise eligible and qualified under this Article.

SECTION 8.13.	Limitations on Rights of Trustee as a Creditor.

The Trustee shall comply with Section 311 of the Trust Indenture Act regarding the collection of claims against the Company.

SECTION 8.14.	Authenticating Agent.

The Trustee may appoint an Authenticating Agent with respect to one or more series of Securities. Each Authenticating Agent shall be acceptable to the Company and shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue, exchange, registration of transfer or partial redemption thereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee.

ARTICLE IX
Concerning the Securityholders

SECTION 9.01.	Action by Securityholders.

Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Securities of any or all series may take any action, the fact that at the time of taking such action the Holders of such specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such Holders in person or by agent or proxy appointed in writing, by the record of such Holders voting in favor thereof at any meeting duly called and held in accordance with Article X, or by a combination thereof.

SECTION 9.02.	Proof of Execution by Securityholders.

Subject to Sections 8.01 and 10.05, proof of the execution of any instrument by a Holder or the agent or proxy for such Holder shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The ownership of Securities shall be proved by the Security Register.

SECTION 9.03.	Persons Deemed Absolute Owners.

The Company, the Trustee, any Paying Agent, Authenticating Agent and Security Registrar may deem the Person in whose name any Security is registered upon the Security Register to be the absolute owner of such Security for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustee nor any agent shall be affected by any notice to the contrary.

SECTION 9.04.	Company-Owned Securities Disregarded.

In determining whether the Holders of the requisite aggregate principal amount of Securities have concurred in any direction, consent or waiver under this Indenture, Securities owned by the Company or any other obligor on the Securities or by an Affiliate of the Company or such obligor shall be disregarded and deemed not Outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Securities that a Responsible Officer of the Trustee knows are so owned shall be disregarded.

SECTION 9.05.	Revocation of Consents; Future Holders Bound.

At any time prior to the evidencing to the Trustee of the taking of any action by the Holders of the percentage in aggregate principal amount of Securities specified in this Indenture, any Holder may revoke such action as far as concerns such Security by filing written notice with the Trustee and upon proof of holding as provided in Section 9.02. Except as aforesaid, any such action shall be conclusive and binding upon such Holder and upon all future Holders of such Security.

SECTION 9.06.	Record Date for Securityholder Acts.

If the Company shall solicit from the Holders of Securities of any or all series any request, demand, authorization, direction, notice, consent, waiver or other act, the Company may fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other act. Any such act may be given before or after the record date but only Holders of record at the close of business on the record date shall be deemed Holders for purposes of determining whether the requisite proportion has authorized or agreed or consented to such act.

ARTICLE X
Securityholders’ Meetings

SECTION 10.01.	Purposes of Meetings.

A meeting of Holders of Securities of any or all series may be called at any time and from time to time pursuant to this Article for the purpose of giving any notice to the Company or the Trustee, giving directions to the Trustee, consenting to the waiving of any Default or Event of Default, removing the Trustee and appointing a successor Trustee, consenting to the execution of a supplemental indenture, or taking any other action authorized to be taken by Holders.

SECTION 10.02.	Call of Meetings by Trustee.

The Trustee may at any time call a meeting of Holders of Securities of any series to take any action specified in Section 10.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting, setting forth the time and place of such meeting and in general terms the action proposed to be taken, shall be given as provided in Section 14.11.

SECTION 10.03.	Call of Meetings by Company or Securityholders.

If at any time the Company or the Holders of at least 10% in aggregate principal amount of the Outstanding Securities of any series request the Trustee to call a meeting of Holders of such series, the Trustee shall call such meeting. If the Trustee shall not have given notice within 21 days after receipt of such request, the Company or such Holders may determine the time and place for such meeting and may call such meeting by giving notice thereof.

SECTION 10.04.	Qualifications for Voting.

To be entitled to vote at any meeting of Holders, a Person shall be a Holder of one or more Securities with respect to which the meeting is being held or a Person appointed by an instrument in writing as proxy by such Holder.

SECTION 10.05.	Regulations.

The Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Securities, appointment of proxies, record date, voting, adjournment and other matters relating to the conduct of the meeting.

SECTION 10.06.	Voting.

The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or proxies and the principal amount and serial numbers of Securities held or represented by them. The permanent chairman of the meeting shall appoint inspectors of votes who shall count all votes cast and make and file with the Secretary of the meeting their verified report.

SECTION 10.07.	Right of Trustee or Securityholders Not Delayed.

Nothing in this Article shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under this Indenture or the Securities.

ARTICLE XI
Supplemental Indentures

SECTION 11.01.	Supplemental Indentures Without Consent of Securityholders.

Without the consent of any Holders, the Company and the Trustee may from time to time enter into one or more supplemental indentures for any of the following purposes: to cure any ambiguity, defect or inconsistency; to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company; to add to the covenants of the Company for the benefit of Holders; to add any additional Events of Default; to establish the form or terms of Securities of any series; to provide for uncertificated Securities in addition to or in place of certificated Securities; to evidence and provide for the acceptance of appointment by a successor Trustee; to comply with the requirements of the Commission in order to effect or maintain qualification of this Indenture under the Trust Indenture Act; or to make any change that does not adversely affect the rights of any Holder in any material respect.

SECTION 11.02.	Supplemental Indentures With Consent of Securityholders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture, the Company and the Trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of this Indenture or modifying the rights of the Holders of such series; provided that no such supplemental indenture shall, without the consent of each Holder affected thereby, change the stated maturity of the principal of, or any installment of principal of or interest on, any Security, reduce the principal amount, premium or interest rate, change the currency of payment, impair the right to institute suit for enforcement of payment, reduce the percentage of Holders required to consent to any such supplemental indenture, or modify certain provisions relating to waiver of past defaults or rights to receive payment.

SECTION 11.03.	Compliance with Trust Indenture Act; Effect of Supplemental Indentures.

Every supplemental indenture executed pursuant to this Article shall comply with the Trust Indenture Act as then in effect, to the extent applicable. Upon execution of any supplemental indenture, this Indenture shall be modified in accordance therewith and such supplemental indenture shall form a part of this Indenture for all purposes.

SECTION 11.04.	Notation on Securities.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.

SECTION 11.05.	Evidence of Compliance of Supplemental Indenture To Be Furnished Trustee.

The Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article complies with the applicable provisions of this Indenture and that all conditions precedent to such supplemental indenture have been satisfied.

ARTICLE XII
Consolidation, Amalgamation, Merger, Conveyance, Transfer, Sale or Lease

SECTION 12.01.	Company May Consolidate, etc., Only on Certain Terms.

The Company shall not consolidate or amalgamate with or merge into any other Person or convey, transfer, sell or lease its properties and assets substantially as an entirety to any Person, unless (a) the Person formed by such consolidation or amalgamation or into which the Company is merged or the Person which acquires or leases such properties and assets shall expressly assume, by supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest, if any, on all Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed; (b) immediately after giving effect to such transaction, no Event of Default and no Default shall have occurred and be continuing; and (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that such transaction and supplemental indenture comply with this Article and that all conditions precedent have been complied with.

SECTION 12.02.	Successor Person To Be Substituted.

Upon any consolidation, amalgamation or merger or any conveyance, transfer, sale or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 12.01, the successor Person shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

SECTION 12.03.	Opinion of Counsel To Be Given Trustee.

The Trustee shall receive an Opinion of Counsel as conclusive evidence that any consolidation, amalgamation, merger, conveyance, transfer, sale or lease, and any assumption by a successor Person, complies with this Article and that all conditions precedent have been satisfied.

ARTICLE XIII
Immunity of Incorporators, Shareholders, Officers and Directors

SECTION 13.01.	Indenture and Securities Solely Corporate Obligations.

No recourse for the payment of the principal of, premium, if any, or interest, if any, on any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture, or in any Security, shall be had against any incorporator, shareholder, member, officer, director, employee or agent, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law or by enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the Securities are solely corporate obligations of the Company.

ARTICLE XIV
Miscellaneous Provisions

SECTION 14.01.	Provisions Binding on Company’s Successors.

All the covenants, stipulations, promises and agreements in this Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.

SECTION 14.02.	Official Acts by Successor Person.

Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other Person that shall at the time be the lawful successor of the Company.

SECTION 14.03.	Addresses for Notices, etc.

Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company may be given or served by being deposited postage prepaid in a post office letter box addressed to Glass House Brands Inc., 3645 Long Beach Boulevard, Long Beach, California 90807, Attention: Chief Legal Officer, or at such other address as may be designated by the Company. Any notice, direction, request or demand by the Company or any Holder to or upon the Trustee shall be deemed to have been sufficiently given or made if in writing and sent to the Corporate Trust Office of the Trustee.

SECTION 14.04.	Governing Law; Waiver of Jury Trial.

THIS INDENTURE AND EACH SECURITY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, THE TRUSTEE AND EACH HOLDER BY ITS ACCEPTANCE OF A SECURITY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 14.05.	Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

By the execution and delivery of this Indenture, the Company designates and appoints [__________________________], [address], as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Indenture or the Securities that may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, or brought under federal or state securities laws, and agrees that service of process upon said agent shall be deemed in every respect effective service of process upon the Company. The Company irrevocably submits to the non-exclusive jurisdiction of such courts and, to the extent it may lawfully do so, waives any immunity from jurisdiction, suit, judgment, execution or attachment.

SECTION 14.06.	Evidence of Compliance with Conditions Precedent.

Upon any application or demand by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with, except that no such Opinion of Counsel need be furnished in connection with the initial issuance of Securities of any series under this Indenture.

SECTION 14.07.	Business Days.

Except as otherwise specified as contemplated by Section 2.02, if any Interest Payment Date, redemption date, sinking fund payment date, stated maturity or Maturity of any Security shall not be a Business Day at any Place of Payment, then payment of principal, premium, if any, or interest, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no interest shall accrue for the period from and after such date.

SECTION 14.08.	Trust Indenture Act to Control.

If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act through operation of Section 318(c) thereof, such imposed duties shall control.

SECTION 14.09.	Table of Contents, Headings, etc.

The table of contents and article and section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 14.10.	Execution in Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original, but all such counterparts shall together constitute but one and the same instrument. Signatures may be manual, facsimile, electronic or in such other form as may be permitted by applicable law.

SECTION 14.11.	Manner of Notice to Securityholders.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given if sent by first class mail, postage prepaid, to each Holder affected by such event at such Holder’s address as it appears in the Security Register not later than the latest date and not earlier than the earliest date prescribed for the giving of such notice, or, in the case of Global Securities, if given to the Depositary in accordance with its applicable procedures.

SECTION 14.12.	Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 14.13.	Severability.

If any provision in this Indenture is deemed unenforceable, it shall not affect the validity or enforceability of any other provision set forth herein, or of this Indenture as a whole.

SECTION 14.14.	U.S.A. PATRIOT Act.

The Company acknowledges that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each Person or legal entity that establishes a relationship or opens an account with the Trustee. The parties agree that they will provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

GLASS HOUSE BRANDS INC.	[__________________________],
as Trustee

By:	By:
Name:	Name:
Title:	Title:

[Signature Page to Indenture]	[Signature Page to Indenture]

EXHIBIT A

[FORM OF FACE OF SECURITY]

GLASS HOUSE BRANDS INC.

[Global Securities Legend]

THIS GLOBAL SECURITY IS HELD BY AND REGISTERED IN THE NAME OF THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT AS PROVIDED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

[__]% SENIOR NOTES DUE [____]

CUSIP No. [__________]
ISIN No. [__________]
No. [__________]

Glass House Brands Inc., a corporation duly organized and existing under the laws of the Province of British Columbia (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [__________________________], or registered assigns, the principal sum of [US$__________] [or, if this Security is a Global Security, the principal amount set forth on the Schedule of Exchanges of Interests in the Global Security attached hereto, which principal amount may from time to time be reduced or increased, as appropriate, in accordance with the Indenture], on [__________], and to pay interest thereon from [__________] or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on [__________] and [__________] in each year, commencing [__________], at the rate of [__]% per annum, until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest. Any such interest not so punctually paid or duly provided for shall cease to be payable to the Holder on such Regular Record Date and may be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date to be fixed by the Company.

Payment of the principal of, premium, if any, and interest, if any, on this Security will be made at the office or agency of the Company maintained for that purpose, in such coin or currency of [the United States of America] as at the time of payment is legal tender for payment of public and private debts; provided that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto or by wire transfer to an account maintained by the payee.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual, facsimile or electronic signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: [__________]

GLASS HOUSE BRANDS INC.

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

[__________________________], as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF SECURITY]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of [__________], 2026 (herein called the “Indenture”), between the Company and [__________________________], as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which the Securities are authenticated and delivered.

If an Event of Default with respect to this Security shall occur and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, this Security is transferable on the Security Register upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and of a like aggregate principal amount and tenor will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of [US$2,000] and integral multiples of [US$1,000] in excess thereof or as otherwise specified for this series. No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, any Paying Agent and any Security Registrar may deem and treat the Person in whose name this Security is registered as the absolute owner hereof for the purpose of receiving payment of principal, premium, if any, and interest, if any, and for all other purposes, and none of the Company, the Trustee, any Paying Agent or any Security Registrar shall be affected by notice to the contrary.

No recourse shall be had for payment of the principal of, premium, if any, or interest, if any, on this Security, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, against any incorporator, shareholder, member, officer, director, employee or agent, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, under any rule of law, statute or constitution or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. no.)

and irrevocably appoint ___________________________________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Date: ____________________

Your Signature:

(Sign exactly as your name appears on the other side of this Security)

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of a part of another Global Security or Definitive Security for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount	Principal Amount following such decrease/increase	Signature of authorized officer of Trustee or Custodian

- 30 -